Exhibit 10.2

WING STOP HOLDING CORPORATION

2010 STOCK OPTION PLAN

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interests of the Company by authorizing the Board to grant Options to Eligible Employees, Directors and Consultants in order to (1) attract and retain Eligible Employees, Directors and Consultants, and (2) provide an additional incentive to each Eligible Employee, Director or Consultant to work to increase the value of the Shares. This Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the 1933 Act, and the Company intends that this Plan be interpreted in accordance with that intent.

§ 2.

DEFINITIONS

2.1 Board — means the Board of Directors of the Company, which may act only by a majority of the Directors.

2.2 Change Effective Date — means the date which includes the “closing” of the transaction that makes a Change in Control effective.

2.3 Change in Control — means (i) any transaction that results in more than 50% of the common stock or the total voting power of the outstanding voting securities eligible to elect directors of the Company being controlled by any person who is not (A) an existing shareholder of the Company as of the Effective Date, or (B) an affiliate of Roark; or (ii) any transaction that results in the sale or other disposition of all or substantially all of the Company’s assets. Neither (i) a transfer of shares from Roark or one of its affiliates to another Roark affiliate or (ii) an investment by Roark or one of its affiliates in the Company, will result in a Change in Control. “Roark” means RC II Wingstop LLC and its affiliates.

2.4 Code — means the Internal Revenue Code of 1986, as amended.

2.5 Company — means WING STOP HOLDING CORPORATION, a Georgia corporation or any successor thereto.

2.6 Consultant — means each independent contractor or advisor who performs services or provides advice to the Company or any affiliate to whom the Board decides, for reasons sufficient to the Board, to make a grant under this Plan.

2.7 Director — means any member of the Board.

2.8 Eligible Employee — means an employee of the Company or any affiliate of the Company to whom the Board decides, for reasons sufficient to the Board, to make a grant under this Plan.

2.9 Fair Market Value — means the price for which a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, as determined by the Board, acting in good faith, through any reasonable valuation method which is intended to satisfy the requirements of §409A of the Code.

2.10 Holder — means an Eligible Employee, Consultant or Director who has received a grant of an Option under this Plan.

2.11 1933 Act — means the Securities Act of 1933, as amended.

2.12 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.13 Option — means an option to purchase Shares that is granted to an Eligible Employee, Director or Consultant under § 7.

2.14 Option Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of an Option granted under this Plan.

2.15 Option Price — means the price that must be paid to purchase one Share upon the exercise of an Option granted under this Plan.

2.16 Plan — means this WING STOP HOLDING CORPORATION 2010 Stock Option Plan as effective as of the Effective Date and as amended from time to time thereafter.

2.17 Public Offering — means the sale, in an underwritten public offering registered under the 1933 Act, of Shares, or of any other security of the Company which is substituted for Shares under § 12.

2.18 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.19 Shares — means shares of the common stock, par value $0.01 per share, of the Company.

§ 3.

STOCK

3.1 Shares Reserved. There shall be reserved for issuance under this Plan 6,062,596 Shares (subject to § 12).

3.2 Source of Shares. The Shares described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares that have been reacquired by the Company. All Shares described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option, and any such Shares which are issued pursuant to an Option which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in Shares, such Shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other Shares available for issuance under this Plan.

§ 4.

EFFECTIVE DATE

The effective date of this Plan (the “Effective Date”) is the date of its adoption by the Board.

§ 5.

ADMINISTRATION OF PLAN

This Plan shall be administered by the Board. The Board, acting in good faith, shall exercise such powers and take such actions as may be called for under this Plan and, further, the Board shall have the power to interpret this Plan and to take such other actions in the administration and operation of this Plan as the Board deems equitable under the circumstances. Any action taken by the Board under or with respect to this Plan will be binding on the Company, on each affected Eligible Employee, Director or Consultant and on each other person directly or indirectly affected by such action. The Board, as a condition to making any grant or permitting any exercise under the Plan, has the right to require the Holder to execute an agreement that makes the Holder subject to non-competition, non-solicitation, non-disparagement, and confidentiality provisions and other restrictive covenants that run in favor of the Company (unless the Holder is already a party to an agreement with the Company that includes non-competition, non-solicitation, non-disparagement and confidentiality provisions).

§ 6.

ELIGIBILITY

All Eligible Employees, Directors and Consultants are eligible for the grant of Options under this Plan.

§ 7.

OPTIONS

7.1 Board Action. The Board, acting in its absolute discretion, has the right to grant Options to Eligible Employees, Directors and Consultants under this Plan from time to time. Each grant of an Option to an Eligible Employee, Director or Consultant will be evidenced by an Option Certificate, and each Option Certificate will set forth the number of Shares that may be purchased under the Option, the Option Price, and such additional terms and conditions of such grant (including, without limitation, vesting requirements) as may be determined by the Board.

7.2 Payment. The Option Price will be payable in full upon the exercise of any Option and, at the discretion of the Board, an Option Certificate may provide for the payment of the Option Price either in cash or by any other form of payment that the Board determines in its sole discretion.

7.3 Option Price. If the Option Price is less than Fair Market Value on the date that the Option is granted, then the terms of the Option must comply with the requirements of §409A of the Code.

7.4 Exercise.

(a) Exercise Period. Each Option granted under this Plan will be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate may make an Option exercisable on or after the tenth anniversary of the date the Option is granted.

(b) Termination of Status as Eligible Employee, Director or Consultant. The Holder of an Option must be an active employee, Consultant, or Director at the time of the exercise of an Option, unless otherwise provided in the applicable Option Certificate.

(c) Cancellation of Option upon Termination for Cause. If a Holder is terminated for cause (as defined in the applicable Option Certificate), the Holder’s Options (whether or not vested) will automatically be cancelled.

§ 8.

CHANGE IN CONTROL

8.1 Change in Control. If there is a Change in Control of the Company, then, as of the Change Effective Date for such Change in Control, all vested Options will be fully exercisable, and all unvested outstanding Options will be cancelled as of such Change Effective Date, unless otherwise specified in the applicable Option Certificate. Vesting will be determined in accordance with the provisions of the applicable Option Certificate.

8.2 Exercise of Vested Options. The Board may provide that any vested Options must be exercised by a date set by the Board before a Change in Control, and the Board may cancel any Option which is not exercised on or before such date.

8.3 Cash Payment. The Board may, in its discretion, require that all outstanding Options terminate as of the Change Effective Date and that each Holder of a vested Option receive a cash payment in exchange for the cancellation of the vested Option. Such cash payment will equal the amount, if any, by which (i) the Fair Market Value of each Share surrendered by the shareholders of the Company in the Change in Control transaction exceeds (ii) the Option Price for the Option, multiplied by the number of vested Shares subject to the Option.

§ 9.

NON-TRANSFERABILITY

No Option shall be transferable by a Holder other than by will or by the laws of descent and distribution, and any Option shall be exercisable during a Holder’s lifetime only by the Holder, absent the Board’s consent. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution (or with the Board’s consent) thereafter shall be treated as the Holder.

§ 10.

SECURITIES REGISTRATION

10.1 Shares Held for Investment. As a condition to the receipt of Shares upon exercise of an Option, the Holder shall, if so requested by the Company, agree to hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Holder shall make written representations to the Company that he or she will not sell or offer for sale any of such Shares unless a registration statement shall be in effect with respect to such Shares under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Shares transferred upon the exercise of an Option may, at the discretion of the Company, bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares cannot be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

10.2 Cooperation. All Shares delivered to any Holder upon exercise of an Option shall be delivered subject to the condition that such person (or his or her successor in interest) must cooperate to the extent necessary or appropriate or customary for a shareholder to effect a Public Offering if a majority of the Board approves a Public Offering, and if any such person (or his or her successor in interest) fails to do so, the Company shall have the right to cancel the Shares held by such person (or his or her successor in interest) in exchange for a payment to such person (or his or her successor in interest) equal to the then Fair Market Value of such Shares, or, if less, the price paid for such Shares.

§ 11.

LIFE OF PLAN

No Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date of this Plan. The Plan will continue in effect until all outstanding Options have been exercised in full or are no longer are exercisable.

§ 12.

ADJUSTMENT

If the Board determines in good faith that any adjustment to the Options granted under this Plan and/or the Option Price under such Option is appropriate to reflect any change in the Company’s capital structure, then such adjustments will be made in a manner that the Board so determines.

§ 13.

AMENDMENT OR TERMINATION

The Board may amend this Plan from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment may be made absent the approval of the shareholders of the Company holding a majority in interest in the number of outstanding Shares, if such approval is required under applicable law or the rules of the exchange on which Shares are listed, and (b) no amendment may be made without the written consent of each Holder if as a result of such change the Holder’s rights would be adversely affected in any material respect (except to the extent that such amendment is necessary to comply with, or to avoid negative consequences under, applicable laws, rules or regulations), and (c) no amendment may be made to § 8 on or after the date of any Change in Control which might adversely affect in any material respect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Board will not have the right unilaterally to modify or amend in any material respect or cancel any Option granted before such suspension or termination unless the Holder consents in writing to such modification, amendment or cancellation, except as provided in § 12 of this Plan.

§ 14.

MISCELLANEOUS

14.1 Shareholder Rights. No Holder will have any rights as a shareholder of the Company as a result of the grant of an Option, pending the exercise of the Option and actual delivery of the Shares subject to such Option to such Holder.

14.2 No Contract of Employment. The grant of an Option to an Eligible Employee, Director or Consultant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Holder any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the applicable Option Certificate.

14.3 Withholding. Each Option shall be made subject to the condition that the Eligible Employee, Director or Consultant consents to whatever action the Board directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

14.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, the terms of this Plan shall control.

14.5 Other Conditions. Each Option Certificate may require that a Holder (as a condition to the exercise of an Option) enter into any agreement and make such representations required by the Company, including a general release of the Company and its affiliates.

14.6 Rule 16b-3. The Board shall have the right to amend any Option to withhold or otherwise restrict the transfer of any Shares acquired through the exercise of Options granted under this Plan to an Eligible Employee, Director or Consultant as the Board deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

WING STOP HOLDING CORPORATION

By:	/s/ Stephen D. Aronson

Date:	April 9, 2010